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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-61873) and the related Prospectus of Celtrix Pharmaceuticals, Inc. for the registration of 10,075,000 shares of its common stock and to the incorporation by reference therein of our report dated April 24, 1998, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Palo Alto, California
December 11, 1998